UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 27, 2016

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -	Amendment of a Material Definitive Agreement.

Amended and Restated Receivables Purchase Agreement.

On May 27, 2016, Cincinnati Bell Inc., Cincinnati Bell Funding LLC, the various Purchasers and Purchaser Agents identified therein, PNC Bank, National Association, as administrator for each Purchaser Group (“Administrator”), and PNC Capital Markets LLC, as structuring agent (“Structuring Agent”), entered into the Ninth Amendment to Amended and Restated Receivables Purchase Agreement (the “Ninth Amendment”). The Ninth Amendment amends the Company’s Amended and Restated Receivables Purchase Agreement dated as of June 6, 2011 (as amended, amended and restated, supplemented or otherwise modified, the “Agreement”): (i) to replace, amend and add certain provisions and definitions to the Agreement to broaden the definition of “eligible receivables” and to modify the percentage of eligible receivables that particular customers of Cincinnati Bell Inc. and its affiliates may place in the account receivables pool under the facility, and (ii) to extend the Purchase Termination Date from May 30, 2016 to May 26, 2017 and Facility Termination Date from May 30, 2018 to May 27, 2019.

A copy of the Ninth Amendment is attached to the current Report as Exhibit 10.1.

The above description is only a summary of certain provisions of the Ninth Amendment and is qualified in its entirety by reference to the provisions of the Ninth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Ninth Amendment to Amended and Restated Receivables Purchase Agreement, dated May 27, 2016, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer and Performance Guarantor, the various Purchasers and Purchaser Agents identified therein, PNC Bank, National Association, as Administrator, and PNC Capital Markets LLC, as Structuring Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	June 1, 2016	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Ninth Amendment to Amended and Restated Receivables Purchase Agreement, dated May 27, 2016, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer and Performance Guarantor, the various Purchasers and Purchaser Agents identified therein, PNC Bank, National Association, as Administrator, and PNC Capital Markets LLC, as Structuring Agent.